As filed with the Securities and Exchange Commission on February 24, 2012
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RBS Holdings N.V.
The Royal Bank of Scotland N.V.
(Exact name of each registrant as specified in its charter)

The Netherlands		N/A
(State of other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
Gustav Mahlerlaan 350 1082 ME Amsterdam P.O. Box 12925 The Netherlands (011) (31-20) 464-9999
(Address and telephone number of registrants’ principal executive offices)

CT Corporation System 111 Eighth Avenue New York, NY 10011 (212) 894-8940
(Name, address and telephone number of agent for service)

Copies to:
Linda A. Simpson Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public:  As soon as practicable, after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered(1)	Amount to be Registered (3)	Proposed maximum offering price per security	Proposed maximum aggregate offering price	Amount of registration fee
The Royal Bank of Scotland N.V. Debt Securities
Guarantees of Debt Securities of The Royal Bank of Scotland N.V.(2)	$1,000,000	100%	$1,000,000	$114.60

(1)
This Registration Statement also relates to offers and sales of debt securities and related guarantees in connection with market-making transactions by and through affiliates of the registrants, including RBS Securities Inc.  These securities consist of debt securities and the related guarantees that are initially being registered, and will initially be offered and sold, under this Registration Statement and debt securities and the related guarantees that were initially registered, and were initially offered and sold, under the Prior Registration Statements.  All such market-making reoffers and resales of securities and guarantees that were initially offered and sold pursuant to the Prior Registration Statements after the effectiveness of this Registration Statement will be made solely pursuant to this Registration Statement.

(2)	The guarantees of the debt securities of The Royal Bank of Scotland N.V. will be issued by RBS Holdings N.V. No separate consideration will be received for any of these guarantees.

(3)
At the time of effectiveness, the Registrants will file an amendment to increase the amount of securities covered by this Registration Statement, to include the aggregate principal amount or offering price of the Registrants’ Debt Securities and related guarantees (the “Unsold Securities”) that were previously registered by the Registrants on the Registration Statements on Form F-3 under the Securities Act (File Nos. 333-162193 and 333-162193-01) filed on September 29, 2009 (the “Prior Registration Statements”). Pursuant to Rule 415(a)(6) under the Securities Act, filing fees previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities that are being carried forward to this Registration Statement.  In accordance with SEC rules, the Registrants may continue to offer and sell securities under the Prior Registration Statements prior to the time this Registration Statement becomes effective, including during any applicable grace period afforded by Rule 415(a)(5).  The Registrants will identify in a pre-effective amendment to this Registration Statement the actual amount of Unsold Securities to be carried forward to this Registration Statement in reliance upon Rule 415(a)(6).

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Debt Securities

THE ROYAL BANK OF SCOTLAND N.V.
fully and unconditionally guaranteed by
RBS Holdings N.V.

We, The Royal Bank of Scotland N.V., may offer from time to time debt securities that are fully and unconditionally guaranteed by RBS Holdings N.V. This prospectus describes the general terms of these securities and the general manner in which we will offer these securities. The specific terms of any securities we offer will be included in a supplement to this prospectus, which will also describe the specific manner in which we will offer the securities.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities will be our unsecured obligations and will not be savings accounts or deposits of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other government agency.

The securities may involve risks not associated with an investment in conventional debt securities. In addition, the board of the issuer, The Royal Bank of Scotland N.V., has approved a restructuring that involves the proposed transfer of a substantial part of the business activities of The Royal Bank of Scotland N.V. to The Royal Bank of Scotland plc. See “Risk Factors” beginning on page 6 of this prospectus.

February 24, 2012

i

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that we and RBS Holdings N.V. filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf process, we and RBS Holdings (defined below) may, from time to time, sell the debt securities and related guarantees described in this prospectus in one or more offerings in U.S. dollars, foreign currencies or foreign currency units.

This prospectus provides you with a general description of the debt securities we may offer and the related guarantees. Each time we and RBS Holdings sell securities, we will provide a prospectus supplement (which term as used herein includes any applicable pricing supplement) that will contain specific information about the terms of that offering. The prospectus supplement will provide information regarding certain tax consequences of the purchase, ownership and disposition of the offered securities. The prospectus supplement may also add to, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. We will file each prospectus supplement with the SEC. You should read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find Additional Information”.

Following the initial distribution of an offering of securities, certain affiliates of ours and RBS Holdings may offer and sell those securities in the course of their businesses as broker-dealers. Such affiliates may act as principal or agent in these transactions. This prospectus and the applicable prospectus supplement will also be used in connection with those transactions. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

The debt securities may not be offered or sold anywhere in the world except in compliance with the requirements of the Dutch Act on Financial Supervision (Wet op het financieel toezicht) and its subordinate and implementing decrees and regulations, as amended and restated from time to time.

As used in this prospectus, the “Bank,” “RBS N.V.”, “we,” “us,” and “our” refer to The Royal Bank of Scotland N.V., and “RBS Holdings” refers to RBS Holdings N.V.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

RBS Holdings is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith, RBS Holdings files reports and other information with the SEC. You may read and copy these documents at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. The SEC also maintains an Internet website that contains reports and other information regarding RBS Holdings that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at www.sec.gov. You can find information RBS Holdings has filed with the SEC by reference to file number 1-14624.

This prospectus is part of a registration statement we and RBS Holdings filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and RBS Holdings and the securities we and RBS Holdings are offering. Statements in this prospectus concerning any document we and RBS Holdings filed as an exhibit to the registration statement or that RBS Holdings otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to incorporate by reference much of the information RBS Holdings files with it, which means that we and RBS Holdings can disclose important information to you by referring you to those publicly available documents. The information that we and RBS Holdings incorporate by reference in this prospectus is considered to be part of this prospectus. Because we and RBS Holdings are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we and RBS Holdings incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below, all subsequent Annual Reports filed on Form 20-F and any future filings we or RBS Holdings make with the SEC (including any Form 6-Ks RBS Holdings subsequently files with the SEC and specifically incorporates by reference into the Registration Statement of which this prospectus is a part) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are identified in such filing as being specifically incorporated by reference into the Registration Statement of which this prospectus is a part, until we and RBS Holdings complete our offering of the securities to be issued under the registration statement or, if later, the date on which all of our affiliates cease offering and selling these securities:

(a)	Annual Report on Form 20-F of RBS Holdings for the year ended December 31, 2010, filed on March 30, 2011, as amended by Form 20-F/A Amendment No. 1 of RBS Holdings, filed on April 5, 2011;

(b)
Report on Form 6-K of RBS Holdings filed with the SEC on April 1, 2011, announcing the extension of the duration of RBS N.V.’s Deferred Prosecution Agreement with the United States Department of Justice (the “DOJ”);

(c)
Report on Form 6-K of RBS Holdings filed with the SEC on April 19, 2011, announcing the proposed transfers of a substantial part of the business activities of RBS N.V. to The Royal Bank of Scotland plc and containing a related risk factor;

(d)	Report on Form 6-K of RBS Holdings filed with the SEC on August 31, 2011, announcing the Interim Results for the half-year ended June 30, 2011;

(e)	Report on Form 6-K of RBS Holdings filed with the SEC on October 13, 2011, announcing a credit rating downgrade of RBS N.V.;

(f)	Report on Form 6-K of RBS Holdings filed with the SEC on November 15, 2011, announcing unaudited pro forma condensed consolidated financial information for RBS Holdings;

(g)	Report on Form 6-K of RBS Holdings filed with the SEC on November 30, 2011, announcing a credit rating downgrade of RBS N.V.;

(h)
Report on Form 6-K of RBS Holdings filed with the SEC on December 29, 2011, announcing the dismissal of RBS N.V.’s Deferred Prosecution Agreement with the DOJ terminating RBS N.V.’s obligations thereunder; and

(i)
Report on Form 6-K of RBS Holdings filed with the SEC on January 12, 2012, announcing strategic and organizational changes in The Royal Bank of Scotland Group plc’s investment banking/wholesale business.

You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning us at:

The Royal Bank of Scotland N.V.
Gustav Mahlerlaan 350
1082 ME Amsterdam
P.O. Box 12925
The Netherlands
(31) 20 464 9999

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference into this prospectus are forward-looking statements. We and RBS Holdings also may make forward-looking statements in other documents filed with the SEC that are incorporated by reference into this prospectus. Forward-looking statements can be identified by the use of forward-looking terminology such as “expect”, “estimate”, “project”, “anticipate”, “should”, “intend”, “plan”, “probability”, “risk”, “Value-at-Risk (“VaR”)”, “target”, “goal”, “objective”, “will”, “endeavour”, “outlook”, “optimistic”, “prospects” and similar expressions or variations on such expressions. Forward-looking statements are based on current plans, estimates and projections, and are subject to inherent risks, uncertainties and other factors that could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements.

In particular, this prospectus and certain documents incorporated by reference into this prospectus include forward-looking statements relating, but not limited, to our and RBS Holdings’ potential exposures to various types of market risks, such as counterparty risk, interest rate risk, foreign exchange rate risk and commodity and equity price risk. Such statements are subject to risks and uncertainties. For example, certain of the market risk disclosures are dependent on choices about key model characteristics and assumptions and are subject to various limitations. By their nature, certain of the market risk disclosures are only estimates and, as a result, actual future gains and losses could differ materially. These forward-looking statements are not historical facts and represent only our and RBS Holdings’ beliefs regarding future events, many of which, by their nature, are inherently uncertain and beyond our control.

Some of the risks inherent in forward-looking statements are identified in “Principal risks and uncertainties” in RBS Holdings’ interim results on Form 6-K for the half-year ended June 30, 2011. Some factors that could cause actual results to differ materially from those estimated by the forward-looking statements contained in this prospectus and certain documents incorporated by reference into this prospectus include, but are not limited to:

•	the financial condition of The Royal Bank of Scotland Group plc (“RBSG”) and its subsidiaries (together, “RBS Group”);

•
the global economic and financial market conditions and other geopolitical risks, and their impact on the financial industry in general and on RBS Holdings and its consolidated subsidiaries (“RBSH Group”) in particular;

•	the financial stability of other financial institutions, and RBSH Group’s counterparties and borrowers;

•
the ability to complete restructurings on a timely basis, or at all, including the disposal of certain non-core assets and assets and businesses required as part of the European Commission State Aid restructuring plan of the RBS Group;

•	organizational restructuring, including any adverse consequences of a failure to transfer or delay in transferring certain business assets and liabilities from us to The Royal Bank of Scotland plc;

•	the ability to access sufficient funding to meet liquidity needs;

•	the extent of future write-downs and impairment charges caused by depressed asset valuations;

•	the inability to hedge certain risks economically;

•	unanticipated turbulence in interest rates, yield curves, foreign currency exchange rates, credit spreads, bond prices, commodity prices, equity prices and basis, volatility and correlation risks;

•	changes in the credit ratings of RBSH Group;

•	ineffective management of capital or changes to capital adequacy or liquidity requirements;

•	changes to the valuation of financial instruments recorded at fair value;

•	competition and consolidation in the banking sector;

•	the ability of RBSH Group to attract or retain senior management or other key employees;

•
regulatory or legal changes (including those requiring any restructuring of RBSH Group’s operations) in the Netherlands, the United States, United Kingdom, the rest of Europe and other countries in which RBSH Group operates or a change in policy of the government of the Netherlands;

•	changes to regulatory requirements relating to capital and liquidity;

•	changes to the monetary and interest rate policies of the central banks and other governmental and regulatory bodies;

•	pension fund shortfalls;

•	litigation and regulatory investigations;

•	the legal demerger of ABN AMRO Bank N.V. (as RBS N.V. was then named) has resulted in a cross liability that changes the legal recourse available to investors;

•	general operational risks;

•	insurance claims;

•	reputational risk;

•	changes in Dutch and foreign laws, regulations, accounting standards and taxes, including changes in regulatory capital regulations and liquidity requirements;

•	the protection provided to RBSH Group pursuant to the asset protection scheme back-to-back contracts and their effect on RBSH Group’s financial and capital position;

•	limitations on, or additional requirements imposed on, RBSH Group’s activities as a result of HM Treasury’s investment in RBS Group; and

•	the success of RBSH Group in managing the risks involved in the foregoing.

Factors that could also adversely affect our and RBS Holdings’ results, the accuracy of forward-looking statements in this prospectus and the factors discussed here and in “Principal risks and uncertainties” and elsewhere in RBS Holdings’ interim results on Form 6-K for the half-year ended June 30, 2011 should not be regarded as a complete set of all potential risks or uncertainties. We have economic, financial market, credit, legal and other specialists who monitor economic and market conditions and government policies and actions. However, because it is difficult to predict with complete accuracy any changes in economic or market conditions or in governmental policies and actions, it is hard for us to anticipate the effects that such changes could have on our and RBS Holdings’ financial performance and business operations. Accordingly, you are cautioned not to place undue reliance on forward-looking statements.

The forward-looking statements made in this prospectus speak only as at the date of this prospectus. We and RBS Holdings do not intend to publicly update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus, and we and RBS Holdings do not assume any responsibility to do so. You should, however, take into account any further disclosures of a forward-looking nature we and RBS Holdings made in other documents filed with the SEC that are incorporated by reference into this prospectus. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

RISK FACTORS

Investment in these securities is subject to various risks including those risks inherent in conducting the business of a diversified financial institution. Before deciding whether to invest in any debt securities, you should consider carefully the risks described in the documents incorporated by reference in this prospectus (including subsequently filed documents incorporated by reference) and, if applicable, those described in a prospectus supplement relating to a specific offering of securities.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth RBS Holdings’ consolidated ratios of earnings to fixed charges for the periods indicated under IFRS as issued by the IASB and adopted by the European Union.

	Six months ended June 30,	Year ended December 31,
	2011(2)	2010	2009(2)(3)	2008(2)(3)	2007(3)	2006
Excluding Interest on Deposits(1)	-	1.86	-	-	0.83	1.33
Including Interest on Deposits(1)	-	1.26	-	-	0.92	1.15

(1)	Deposits include bank and total customer accounts. Negative ratios have been excluded. See the consolidated financial statements incorporated by reference herein.

(2)
The earnings for the six months ended June 30, 2011 and for the years ended December 31, 2009 and 2008 were inadequate to cover total fixed charges excluding interest on deposits and total fixed charges including interest on deposits. The coverage deficiencies for total fixed charges excluding interest on deposits for the six months ended June 30, 2011 and for the years ended December 31, 2009 and 2008 were €1,639 million, €4,847 million and €16,101 million, respectively. The coverage deficiencies for total fixed charges including interest on deposits for the six months ended June 30, 2011 and for the years ended December 31, 2009 and 2008 were €1,639 million, €4,847 million and €16,101 million, respectively.

(3)
The income statement figures of 2009, 2008 and 2007 have been restated for the classification of the Dutch State acquired businesses as discontinued operations in 2010. The 2006 figures have not been restated for discontinued operations arising in 2010. As a result the applicable ratios throughout the years are not comparable.

THE ROYAL BANK OF SCOTLAND N.V. AND RBS HOLDINGS N.V.

The RBSH Group is an international banking group offering a wide range of banking products and financial services on a global basis. RBS N.V. is a wholly owned subsidiary of RBS Holdings. RBS Holdings and RBS N.V. were incorporated under the laws of the Netherlands as public limited liability companies on May 30, 1990 and February 7, 1825, respectively. RBS Holdings is registered with the Trade Register in Amsterdam under no. 33220369. RBS N.V. is registered with the Trade Register in Amsterdam under no. 33002587. Each of RBS Holdings and RBS N.V. are governed by a Managing Board and Supervisory Board and RBS N.V. is regulated by the Dutch Central Bank. RBS Holdings’ and RBS N.V.’s principal executive offices are at Gustav Mahlerlaan 350, 1082 ME Amsterdam, P.O. Box 12925, The Netherlands. RBS Holdings’ and RBS N.V.’s telephone number is (011) (31) 20 464 9999.

RBS N.V. is the result of the merger of Algemene Bank Nederland N.V. and Amsterdam-Rotterdam
Bank N.V. in 1990. Prior to the merger, these banks were, respectively, the largest and second largest bank in The Netherlands. RBS N.V. traces its origin to the formation of the Nederlandsche Handel-Maatschappij N.V. in 1825, pursuant to a Dutch Royal Decree of 1824.

RBS Holdings and RBS N.V. form part of the RBS Group. RBSG is the holding company of a large global banking and financial services group and is the ultimate parent company of the RBSH Group. Headquartered in Edinburgh, the RBS Group operates in the United Kingdom, the United States and internationally through its three principal subsidiaries, The Royal Bank of Scotland plc (“RBS”), National Westminster Bank Public Limited Company (“NatWest”) and RBS N.V. Both RBS and NatWest are major United Kingdom clearing banks. In the United States, the RBS Group’s subsidiary Citizens is a large commercial banking organization. Globally, the RBS Group has a diversified customer base and provides a wide range of products and services to personal, commercial and large corporate and institutional customers.

Separation from ABN AMRO Holding N.V.

On October 17, 2007, RFS Holdings B.V., which at the time was owned by RBSG, Fortis N.V., Fortis S.A./N.V., Fortis Bank Nederland (Holding) N.V. and Banco Santander, S.A. (“Santander”), completed the acquisition of ABN AMRO Holding N.V., which was renamed RBS Holdings N.V. on April 1, 2010 when the shares in ABN AMRO Bank N.V. were transferred to ABN AMRO Group N.V., a holding company for the interests of the Dutch State. This marked the substantial completion of the restructuring of the activities of ABN AMRO Holding N.V. in accordance with the agreement between RBSG, the Dutch State and Santander (the “Consortium Members”). RBS Holdings N.V. has one direct subsidiary, RBS N.V., a fully operational bank within the RBSH Group, which is independently rated and regulated by the Dutch Central Bank.

As of June 30, 2011, RBSG’s shareholding in RFS Holdings B.V. was 98 per cent., with the remainder being held by Santander and the Dutch State. Ultimately it is expected that RFS Holdings B.V. will become a wholly-owned subsidiary of RBSG.

Transfers and proposed transfers of a substantial part of the business activities of The Royal Bank of Scotland N.V. to The Royal Bank of Scotland plc

On April 19, 2011, the boards of RBSG, RBS, RBS Holdings and RBS N.V. approved the proposed transfers of a substantial part of the business activities of RBS N.V. to RBS (the “RBS N.V. Transfers”), subject, among other matters, to regulatory and other approvals, further tax and other analysis in respect of the assets and liabilities to be transferred and employee consultation procedures. It is expected that the RBS N.V. Transfers will be implemented on a phased basis over a period ending December 31, 2013. A large part of the RBS N.V. Transfers (including the transfers of certain securities issued by RBS N.V.) is expected to have taken place by the end of 2012. For further information see the press release entitled “Proposed transfers of a substantial part of the business activities of RBS N.V. to The Royal Bank of Scotland plc” filed on Form 6-K with the SEC on April 19, 2011, which is incorporated by reference herein.

On July 22, 2011, RBS and RBS N.V. announced that they presented a petition to the Court of Session in Scotland (the “Court”) on July 21, 2011 for an order under Part VII of the UK Financial Services and Markets Act 2000 to sanction a banking business transfer scheme in respect of eligible business carried on in the U.K. by RBS N.V. pursuant to Part VII of the UK Financial Services and Markets Act 2000 (the “Part VII Scheme”). On September 23, 2011, the Court made an order, among other things, sanctioning the Part VII Scheme and on October 17, 2011, the Part VII Scheme became effective.

The RBSH Group had total assets of approximately €207 billion and equity attributable to controlling interests of approximately €4 billion at June 30, 2011. The RBSH Group’s capital ratios were a total capital ratio of 14.4%, a Core Tier 1 capital ratio of 7.4% and a Tier 1 capital ratio of 9.6%, as of June 30, 2011.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we will use the net proceeds from the sale of the securities we offer by this prospectus for general corporate purposes, in connection with hedging our obligations under the securities or for any other purpose described in the applicable prospectus supplement. General corporate purposes may include additions to working capital, investments in or extensions of credit to our subsidiaries and the repayment of indebtedness. We may temporarily invest the net proceeds or use them to repay short term debt until they are used for their stated purpose.

CAPITALIZATION OF THE GROUP

The following table shows RBSH Group’s issued and fully paid share capital, owners’ equity and indebtedness on an unaudited consolidated basis in accordance with IFRS as of June 30, 2011.

As of June 30, 2011 €m
Share capital – allotted, called up and fully paid
Ordinary shares, par value €0.56 per share	1,852
Retained income and other reserves	2,253
Owner’s equity	4,105
Indebtedness
Debt Securities in issue	26,842
Subordinated liabilities	6,438
Total indebtedness	33,280
Total capitalization and indebtedness	37,385

DESCRIPTION OF DEBT SECURITIES AND GUARANTEE

The following description of debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. Our senior debt securities will be issued under a senior indenture dated September 15, 2006, as supplemented or amended from time to time, among us, Wilmington Trust Company, as trustee, Citibank, N.A., as securities administrator, and RBS Holdings, as guarantor (the “indenture”), a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part. Any supplemental indentures will be filed with the SEC on a Form 6-K or by a post-effective amendment to the registration statement of which this prospectus is a part.

The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the applicable prospectus supplement. The indenture is qualified under the Trust Indenture Act of 1939, as amended. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act.

Because the following summaries of the material terms and provisions of the indenture and the related debt securities are not complete, you should refer to the indenture and the form of the debt securities for complete information on some of the terms and provisions of the indenture, including definitions of some of the terms used below, and the debt securities.

General

The debt securities will be our direct, unsecured and unsubordinated general obligations and will have the same rank in liquidation as all of our other unsecured and unsubordinated debt.

Guarantee

RBS Holdings will fully and unconditionally guarantee payment in full to the holders of our debt securities. The guarantee is set forth in, and forms part of, the indenture under which our debt securities have been or will be issued. If for any reason we do not make any required payment in respect of our debt securities when due, the guarantor will cause the payment to be made to or to the order of the securities administrator on behalf of the trustee. The guarantee will be on a senior basis. Holders of our debt securities may sue RBS Holdings to enforce their rights under the guarantee without first suing us or any other person or entity. RBS Holdings may, without the consent of the holders of the debt securities, assume all of our rights and obligations under the debt securities and upon such assumption, we will be released from our liabilities under the indenture and the debt securities.

Payments

We may issue debt securities from time to time in one or more series. The provisions of the indenture allow us to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. The debt securities may be denominated and payable in U.S. dollars or foreign currencies. We may also issue debt securities from time to time with the principal amount or interest payable on any relevant payment date to be determined by reference to one or more currency exchange rates, interest rates, securities or baskets of securities, commodity prices or indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance.

Debt securities may bear interest at a fixed rate, which may be zero, a floating rate, or a rate which varies during the lifetime of the debt security. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

Terms Specified in the Applicable Prospectus Supplement

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

•	the specific designation;

•	the aggregate principal amount, purchase price and denomination;

•	the currency in which the debt securities are denominated and/or in which principal, premium, if any, and/or interest, if any, is payable;

•	the date of maturity;

•	the interest rate or rates at which the debt securities will bear interest, if any, or the method by which the calculation agent will determine the interest rate or rates, if any;

•	the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium and/or interest on the debt securities;

•	any repayment, repurchase, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•	whether we will issue the debt securities in definitive form and under what terms and conditions;

•
the terms on which holders of the debt securities may convert or exchange these securities into or for stock or other securities of us, RBS Holdings or any entity unaffiliated with us, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may make the conversion or exchange;

•
information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, interest rates, securities or baskets of securities, commodities, indices or any other financial, economic or other measure or instrument, including the occurrence or non- occurrence of any event or circumstance, to which the amount payable on that date is linked;

•	any agents for the debt securities, including applicable trustees, securities administrators, depositaries, authenticating or paying agents, transfer agents or registrars;

•	certain United States federal income tax consequences and Netherlands income tax consequences;

•	any applicable selling restrictions; and

•
any other specific terms of the debt securities, including any modifications to or additional events of default, covenants or modified or eliminated acceleration rights, and any terms required by or advisable under applicable laws or regulations, including laws and regulations relating to attributes required for the debt securities to be afforded certain capital treatment for bank regulatory or other purposes.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or are issued at a price which represents a discount to their principal amount. The applicable prospectus supplement will contain information relating to federal income tax, accounting, and other special considerations applicable to original issue discount securities.

Registration and Transfer of Debt Securities

Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge imposed in connection with any exchange or registration of transfer of the debt securities and subject to any limitations or requirements provided in the indenture or the applicable supplemental indenture or issuer order under which that series of debt securities is issued. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See “Forms of Securities.”

Covenant Restricting Mergers and Other Significant Corporate Actions

The indenture provides that neither we nor RBS Holdings will merge or consolidate with any other person and will not sell, lease or convey all or substantially all of its assets to any other person, unless:

•	we or RBS Holdings, as applicable, will be the continuing legal entity; or

•
the successor legal entity or person that acquires by sale, lease or conveyance substantially all of our or RBS Holdings’ assets, as applicable (i) will expressly assume all of our or RBS Holdings’ obligations, as applicable, under the applicable indenture and the debt securities issued under the indenture, and (ii) will be incorporated under the laws of The Netherlands, a member state of the European Union or the Organisation for Economic Co-Operation and Development, or, provided no adverse U.S. tax consequences to U.S. holders result therefrom, any other jurisdiction; and

•
immediately after the merger, consolidation, sale, lease or conveyance, that person or that successor legal entity will not be in default in the performance of the applicable covenants and conditions of the indenture.

As a result of the foregoing, when and if the RBS N.V. Transfers described herein under “The Royal Bank of Scotland N.V. and RBS Holdings N.V.—Transfers and proposed transfers of a substantial part of the business activities of The Royal Bank of Scotland N.V. to The Royal Bank of Scotland plc” result in the transfer of substantially all of the assets of RBS N.V. to RBS, RBS and RBSG expect to assume the obligations of RBS N.V. and RBS Holdings, respectively, under the Indenture.

Absence of Protections Against All Potential Actions of the Bank or RBS Holdings

There are no covenants or other provisions in the indenture that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of us or RBS Holdings or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of us or RBS Holdings or a sale, lease or conveyance of all or substantially all of our or RBS Holdings’, as the case may be, assets. However, we may provide specific protections, such as a put right or increased interest, for particular debt securities, which we would describe in the applicable prospectus supplement.

Events of Default

The indenture provides holders of debt securities with remedies if we or RBS Holdings, as the case may be, fail to perform specific obligations, such as making payments on our debt securities, or if we or RBS Holdings, as the case may be, become bankrupt. Holders should review these provisions and understand which of our or RBS Holdings’ actions trigger an event of default and which actions do not. The indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series-by-series basis.

An event of default is defined under the indenture, with respect to any series of debt securities issued under the indenture, as any one or more of the following events, subject to modification in a supplemental indenture, each of which we refer to in this prospectus as an event of default, having occurred and be continuing:

•	default for more than 30 days in the payment of interest, premium or principal in respect of the debt securities of that series;

•
we or RBS Holdings, as the case may be, fail to perform or observe any other obligations applicable to us or RBS Holdings, respectively, under the debt securities of that series, and such failure has continued for a period of 60 days next following the service on us and RBS Holdings of notice requiring the same to be remedied except that the failure to file with the trustee certain information required to be filed with the trustee pursuant to the Trust Indenture Act of 1939, as amended, shall not constitute an event of default and does not give a right under the indenture to accelerate or declare any debt security issued under the indenture due and payable. Although the trustee may bring suit to enforce such filing obligation, the indenture would not provide for a remedy of acceleration in that circumstance.

•
we or RBS Holdings, as the case may be, are declared bankrupt, or a declaration in respect of us is made under Chapter X of the Act on the Supervision of the Credit System (Wet toezicht kredietwezen 1992) of The Netherlands;

•
an order is made or an effective resolution is passed for our or RBS Holdings’ winding up or liquidation, as the case may be, unless this is done in compliance with the “Covenant Restricting Mergers and Other Significant Corporate Actions” described above; or

•	any other event of default provided in the supplemental indenture or issuer order, if any, under which that series of debt securities is issued.

Acceleration of Debt Securities Upon an Event of Default

The indenture provides that, unless otherwise set forth in a supplemental indenture:

•
if an event of default occurs due to the default in payment of principal of, or any premium or interest on, any series of debt securities issued under the indenture, or due to the default in the performance or breach of any other covenant or warranty of us or RBS Holdings, as the case may be, applicable to that series of debt securities but not applicable to all outstanding debt securities issued under the indenture, other than a covenant for which the indenture specifies that violation thereof does not give a right to accelerate or declare due and payable any debt security issued under the indenture, occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture, voting as one class, by notice in writing to us, may declare the entire principal of and accrued interest, if any, on the debt securities of such affected series (but not any other debt securities issued under the indenture) to be due and payable immediately (provided that, in the case of original issue discount debt securities, only a specified portion of the principal amount may be accelerated); and

•
if an event of default occurs due to specified events of bankruptcy of us or RBS Holdings or due to an order or effective resolution for our or RBS Holdings’ liquidation or winding up, as the case may be, or due to a default in the performance of any other of the covenants or agreements in the indenture applicable to all outstanding debt securities issued under the indenture, other than a covenant or agreement for which the indenture specifies that violation thereof does not give a right to accelerate or declare due and payable any debt security issued under the indenture, occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under that indenture for which any applicable supplemental indenture does not prevent acceleration under the relevant circumstances, voting as one class, by notice in writing to us, may declare the entire principal of all debt securities issued under the indenture and interest accrued, if any, on those debt securities to be due and payable immediately (provided that, in the case of original issue discount debt securities, only a specified portion of the principal amount may be accelerated).

Annulment of Acceleration and Waiver of Defaults

In some circumstances, if any and all events of default under the indenture, other than the non- payment of the principal of the debt securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of affected outstanding debt securities issued under the indenture, voting as one class, by written notice to us, RBS Holdings and the trustee, may rescind and annul past declarations of acceleration or waive past defaults of the debt securities.

Indemnification of Trustee for Actions Taken on Your Behalf

The indenture provides that the trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of debt securities issued under the indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, the indenture contains a provision entitling the trustee, subject to the duty of the trustee to act with the required standard of care during a default, to be indemnified to its satisfaction by the holders of debt securities issued under the indenture before proceeding to exercise any right or power at the request of holders. Subject to these provisions and specified other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee under the indenture. The trustee may decline to act if the direction is contrary to law and in certain circumstances set forth in the indenture.

Limitation on Actions by You as an Individual Holder

The indenture provides that no individual holder of debt securities may institute any action or proceeding against us or RBS Holdings under the indenture, except actions for payment of overdue principal and interest, unless the following have occured:

•	the holder must have previously given written notice to the trustee of the continuing default;

•	the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture, treated as one class, must have:

•	made written request to the trustee to institute that action or proceeding, and

•	offered the trustee reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred;

•	the trustee must have failed to institute that action or proceeding within 60 days after receipt of the notice, request and offer of indemnity referred to above; and

•
the holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

The indenture contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge, Defeasance and Covenant Defeasance

We and RBS Holdings each have the ability to eliminate most or all of our obligations on any series of debt securities prior to maturity if we or RBS Holdings, as applicable, comply with the following provisions:

Discharge of Indenture. We or RBS Holdings may discharge all of our obligations, other than as to transfer and exchanges, under the indenture after we have or it has, as applicable:

•	paid or caused to be paid the principal of and interest on all of the outstanding debt securities of such series issued under the indenture in accordance with their terms;

•	delivered to the securities administrator for cancellation all of the outstanding debt securities of such series issued under the indenture; or

•
irrevocably deposited with the securities administrator cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of debt securities issued under the indenture that have either become due and payable, or are by their terms due and payable, or are scheduled for redemption, within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, those debt securities. However, the deposit of cash or U.S. government obligations for the benefit of holders of a series of debt securities that are due and payable, or are scheduled for redemption, within one year will discharge obligations under the applicable indenture relating only to that series of debt securities.

Defeasance of a Series of Securities at Any Time. We or RBS Holdings may also discharge all of our obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as defeasance in this prospectus.  We and RBS Holdings may be released with respect to any outstanding series of debt securities from the obligations imposed by the covenants described above limiting consolidations, mergers, asset sales and leases, and elect not to comply with those sections without creating an event of default. Discharge under those procedures is called “covenant defeasance”.

Defeasance or covenant defeasance may be effected only if, among other things:

•
we or RBS Holdings irrevocably deposit with the trustee or securities administrator cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased; and

•	we or RBS Holdings deliver to the trustee and the securities administrator an opinion of counsel to the effect that:

•
the holders of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance; and

•
the defeasance or covenant defeasance will not otherwise alter those holders’ United States federal income tax treatment of principal and interest payments on the series of debt securities being defeased; in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law.

Redemptions and Repurchases of Debt Securities

Optional Redemption. The prospectus supplement will indicate the terms of our option, if any, to redeem the debt securities as a whole or in part. Unless otherwise provided in the applicable prospectus supplement, we will mail a notice of redemption by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, or within the redemption notice period designated in the applicable prospectus supplement, to the depositary, as holder of the global debt securities. The debt securities will not be subject to any sinking fund.

Repayment at Option of Holder. If applicable, the prospectus supplement relating to a debt security will indicate that the holder has the option to have us repay that debt security on a date or dates specified prior to its maturity date. Unless otherwise specified in the applicable prospectus supplement, the repayment price will be equal to 100% of the principal amount of the debt security, together with accrued interest to the date of repayment. For debt securities issued with original issue discount, the prospectus supplement will specify the amount payable upon repayment.

Unless otherwise provided in the applicable prospectus supplement, for us to repay a debt security, the securities administrator must receive the following at least 15 days but not more than 30 days prior to the repayment date:

•	the debt security with the form entitled “Option to Elect Repayment” on the reverse of the debt security duly completed; or

•
a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the Financial Industry Regulatory Authority or a commercial bank or trust company in the United States setting forth the name of the holder of the debt security, the principal amount of the debt security, the principal amount of the debt security to be repaid, the certificate number or a description of the tenor and terms of the debt security, a statement that the option to elect repayment is being exercised and a guarantee that the debt security to be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the debt security, will be received by the securities administrator not later than the fifth business day after the date of that telegram, telex, facsimile transmission or letter. However, the telegram, telex, facsimile transmission or letter will only be effective if that debt security and form duly completed are received by the securities administrator by the fifth business day after the date of that telegram, telex, facsimile transmission or letter.

Exercise of the repayment option by the holder of a debt security will be irrevocable. Unless otherwise specified in the applicable prospectus supplement, the holder may exercise the repayment option for less than the entire principal amount of the debt security but, in that event, the principal amount of the debt security remaining outstanding after repayment must be an authorized denomination.

Special Requirements for Optional Repayment of Global Debt Securities. If a debt security is represented by a global debt security, the depositary or the depositary’s nominee will be the holder of the debt security and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the depositary’s nominee will timely exercise a right to repayment of a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant through which it holds an interest in the debt security to notify the depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a debt security in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the depositary.

Open Market Purchases. We may purchase debt securities at any price in the open market or otherwise. Debt securities so purchased by us may, at our discretion, be held or resold or surrendered to the securities administrator for cancellation.

Modification of the Indenture

Modification without Consent of Holders. We, RBS Holdings, the securities administrator and the trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under the indenture to:

•	convey, transfer, assign, mortgage or pledge any property or assets to the trustee as security for the debt securities issued under the indenture;

•	evidence the assumption by a successor corporation of our or RBS Holdings’, as the case may be, obligations under the indenture and the debt securities;

•	add covenants for the protection of the holders of debt securities issued under the indenture;

•
cure any ambiguity or correct or supplement any provision in the indenture that may be defective or inconsistent with other provisions, or make any other provisions as we or RBS Holdings may deem necessary or desirable, provided that no such action shall adversely affect the interests of the holders of debt securities;

•	establish the forms or terms of debt securities of any series to be issued under that indenture; or

•	evidence and provide for the acceptance of appointment by a successor trustee or a securities administrator with respect to the debt securities.

Modification with Consent of Holders. We, RBS Holdings, the securities administrator and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities issued under the indenture, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the holders of those debt securities. However, we, RBS Holdings, the securities administrator and the trustee may not make any of the following changes to any outstanding debt security issued under the indenture without the consent of each holder of debt securities issued under the indenture that would be affected by the change:

•	extend the final maturity of the security;

•	reduce the principal amount;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, including any amount of original issue discount, premium, or interest on the debt security is payable;

•	modify or amend any provisions for conversion of any currency into another currency;

•	reduce the amount of the principal of any original issue discount security that would be due and payable upon acceleration or provable in bankruptcy;

•
modify or amend the terms on which holders of the debt securities issued under the indenture may convert or exchange those debt securities for stock or other securities or for other property or the cash value of the property, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of those debt securities;

•	impair or affect the right of any holder of debt securities issued under the indenture to institute suit for the enforcement of any payment on any such debt security or the guarantee when due; or

•	reduce the percentage of debt securities issued under the indenture the consent of whose holders is required for modification of the indenture.

Replacement of Debt Securities

At the expense of the holder, we will replace any debt securities that become mutilated, destroyed, lost or stolen or are apparently destroyed, lost or stolen. The mutilated debt securities must be delivered to the securities administrator or agent or satisfactory evidence of the destruction, loss or theft of the debt securities must be delivered to us, RBS Holdings, the securities administrator and the trustee and any agent. At the expense of the holder, an indemnity that is satisfactory to us and our agents, RBS Holdings, the securities administrator and the trustee and any agent may be required before a replacement note will be issued.

Notices

Notices to holders of the securities will be given by mailing such notices to each holder by first class mail, postage prepaid, or by overnight delivery, courier or facsimile, at the respective address of each holder as that address appears upon our books. Notices given to the Depositary, as holder of the registered debt securities, will be passed on to the beneficial owners of the securities in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants.

Tax Redemption

Unless otherwise specified in the applicable prospectus supplement, if we are obligated to pay additional amounts under the indenture as set forth below, we may redeem, in whole but not in part, any of our debt securities issued under the indenture at our option at any time prior to maturity, upon the giving of a notice of redemption as described below, at a redemption price equal to 100% of the principal amount of those debt securities (or if the debt securities are issued with original issue discount, a portion of the principal, as specified in the applicable prospectus supplement) together with accrued interest to the date fixed for redemption and any additional amounts (as defined below), if we determine that, as a result of any change in or amendment to the laws affecting taxation after the date of the relevant prospectus supplement or, if applicable, pricing supplement relating thereto (or any regulations or rulings promulgated thereunder) of The Netherlands or of any political subdivision or taxing authority thereof or therein (or the jurisdiction of residence or incorporation of any successor corporation), or any change in official position regarding the application or interpretation of those laws, regulations or rulings, which change or amendment becomes effective on or after the date of the applicable prospectus supplement or, if applicable, pricing supplement relating thereto, we have or will become obligated to pay additional amounts (as defined below under “— Payment of Additional Amounts”) with respect to any of those debt securities as described below under “— Payment of Additional Amounts.” Prior to the giving of any notice of redemption pursuant to this paragraph, we shall deliver to the trustee and the securities administrator:

•	a certificate stating that we are entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred; and

•
an opinion of independent counsel reasonably satisfactory to the trustee and the securities administrator to the effect that we are entitled to effect the redemption based on the statement of facts set forth in the certificate.

Notice of redemption will be given not less than 30 nor more than 60 days prior to the date fixed for redemption, which date and the applicable redemption price will be specified in the notice; provided that no notice of redemption shall be given earlier than 60 days prior to the earliest date on which we would be obligated to pay the additional amounts if a payment in respect of those debt securities were then due. Notice will be given in accordance with “— Notices” above.

Payment of Additional Amounts

Except to the extent otherwise specified in the applicable prospectus supplement, we will, with respect to any of our debt securities and subject to certain exceptions and limitations set forth below, pay such additional amounts (the “additional amounts”) to holders of the debt securities as may be necessary in order that the net payment of the principal of the securities and any other amounts payable on the debt securities, after withholding for or on account of any present or future taxes, fees, duties, assessments or governmental charges imposed or levied by or on behalf of such payment by The Netherlands, or the jurisdiction of residence or incorporation of any successor corporation, or any political subdivision or taxing authority thereof or therein (a “relevant jurisdiction”), will not be less than the amount provided for in the debt securities to be then due and payable. We will not, however, be required to make any payment of additional amounts for or on account of:

•
any such tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder, if such holder is an estate, a trust, a partnership or a corporation) and The Netherlands and its possessions or any other relevant jurisdiction, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof, being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein, or (ii) the presentation, where presentation is required, by the holder of a debt security for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

•	any capital gain, estate, inheritance, gift, sale, transfer or personal property tax or any similar tax, assessment or other governmental charge;

•	any tax, assessment or other governmental charge that is payable otherwise than by withholding from payments on or in respect of the debt securities;

•
any tax, assessment or other governmental charge that is imposed on a payment to an individual and that is required to be made pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such directives;

•
any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal or other amounts payable, or interest on the debt securities, to the extent that such payment can be made without such withholding by presentation of the debt securities to any other paying agent;

•
any tax, assessment or other governmental charge that would not have been imposed or withheld but for a holder’s failure to comply with any reasonable request addressed to the holder or, if different, the direct nominee of a beneficiary of the payment, to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of securities, if such compliance is required or imposed by statute, treaty, regulation or administrative practice of the relevant jurisdiction, as a precondition to relief or exemption from such tax, assessment or other governmental charge; or

•	any combination of the items listed above;

nor shall we pay additional amounts with respect to any payment on the debt securities to a holder who is a fiduciary, an entity treated as a partnership or any other person that is not the sole beneficial owner of such debt security to the extent such payment would be required by the laws of the relevant jurisdiction to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the debt securities.

New York Law to Govern

The indenture is and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Trustee

We and our affiliates maintain ordinary banking relationships and custodial facilities with the trustee under the indenture and with affiliates of the trustee.

FORMS OF SECURITIES

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued in registered form, where our and RBS Holdings’ obligation runs to the holder of the security named on the face of the security. Definitive securities name you or your nominee as the owner of the security and, in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below under “— Global Securities.”

Our obligations, as well as the obligations of the trustee under the indenture and the obligations, if any, of any agents of ours or any agents of the trustee run only to the persons or entities named as holders of the securities in the security register.  Neither we nor the trustee, any other agent of ours or agent of the trustee have obligations to investors who hold beneficial interest in global securities, in street name or by any other indirect means.

Upon making a payment or giving a notice to the holder as required by the terms of that security, we will have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners of beneficial interests in that security but does not do so.  Similarly, if we want to obtain the approval or consent of the holders of any securities for any purpose, we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners would be governed by the agreements between such holders and the indirect owners.

References to “you” in this prospectus refer to those who invest in the securities being offered by this prospectus, whether they are the direct holders or only indirect owners of beneficial interests in those securities.

Registered Global Securities

We may issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

We anticipate that the provisions described under “The Depositary” below will apply to all depositary arrangements, unless otherwise described in the prospectus supplement relating to those securities.

THE DEPOSITARY

The Depository Trust Company, New York, New York will be designated as the depositary for any registered global security.  Each registered global security will be registered in the name of Cede & Co., the depositary’s nominee.

The depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The depositary holds securities deposited with it by its direct participants, and it facilitates the settlement of transactions among its direct participants in those securities through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of securities certificates. The depositary’s direct participants include both U.S. and non-U.S. securities brokers and dealers, including the agents, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own the depositary. Access to the depositary’s book-entry system is also available to others, such as both U.S. and non-U.S. brokers and dealers, banks, trust companies and clearing corporations, such as Euroclear Bank S.A./N.V., as operator of the Euroclear System and/or Clearstream Banking, société anonyme, Luxembourg, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.  The rules applicable to the depositary and its participants are on file with the SEC.  More information about DTC can be found at www.dtcc.com and www.dtc.org.   We make no representation or warranty as to the accuracy or completeness of the information displayed on such websites, and such information is not incorporated by reference herein and should not be considered a part of this prospectus.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We and RBS Holdings may sell the securities being offered by this prospectus in four ways: (1) through selling agents, (2) through underwriters, (3) through dealers and/or (4) directly to purchasers. Any of these selling agents, underwriters or dealers in the United States or outside the United States may include affiliates of ours. We and RBS Holdings are offering the securities through RBS Securities Inc. to the extent it is named in the applicable prospectus supplement.

We may designate selling agents from time to time to solicit offers to purchase these securities. We will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, and state any commissions we are to pay to that agent in the applicable prospectus supplement.  That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

If we use any underwriters to offer and sell these securities, we and RBS Holdings will enter into an underwriting agreement with those underwriters when we and they determine the offering price of the securities, and we will include the names of the underwriters and the terms of the transaction in the applicable prospectus supplement.

If we use a dealer to offer and sell these securities, we will sell the securities to the dealer, as principal, and will name the dealer in the applicable prospectus supplement. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.

Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through a selling agent — in each case, less other expenses attributable to issuance and distribution.

Offers to purchase securities may be solicited directly by us and the sale of those securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of those securities. The terms of any sales of this type will be described in the related prospectus supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for RBS Holdings, us or any of our subsidiaries. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with RBS Holdings, us or any of our subsidiaries and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of these securities compared to the price available under the over-allotment option. The underwriters may also sell these securities or any other securities in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Selling agents, underwriters, dealers and remarketing firms may be entitled under agreements with us to indemnification by us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize selling agents, underwriters or dealers to solicit offers by some purchasers to purchase debt securities from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions described in the prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers.

Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.

Neither RBS Securities Inc. nor any other affiliated underwriter, selling agent or dealer of ours utilized in the initial offering of securities will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Conflicts of Interest

RBS Securities Inc. is an affiliate of ours and RBS Holdings.  To the extent an initial offering of the securities will be distributed by an affiliate of ours each such offering of securities will be conducted in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of securities of an affiliate. Following the initial distribution of any of these securities, affiliates of ours may offer and sell these securities in the course of their businesses as broker-dealers. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise.  Such affiliates may also use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

Selling Restrictions

Public Offering Selling Restriction under the Prospectus Directive

In relation to each Member State of the European Economic Area (the “EEA”) which has implemented the Prospectus Directive (each, a “Relevant Member State”), each selling agent, underwriter or dealer has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of debt securities which are the subject of the offering contemplated by this prospectus to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)
to fewer than 100, or, if the relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the lead selling agent, underwriter or dealer for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of debt securities shall require the Issuer or any selling agent, underwriter or dealer to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of debt securities to the public” in relation to any debt securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the debt securities to be offered so as to enable an investor to decide to purchase or subscribe the debt securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Selling Restrictions Addressing Additional Netherlands Securities Laws

Any selling agent, underwriter or dealer engaged to offer and sell debt securities in the Netherlands will represent and agree, and each further selling agent, underwriter or dealer appointed as such will be required to represent and agree, that it will not make an offer of debt securities which are the subject of the offering contemplated by this prospectus as completed by the Final Terms in relation thereto to the public in The Netherlands in reliance on Article 3(2) of the Prospectus Directive unless:

(a)
such offer is made exclusively to legal entities which are qualified investors  (as defined in the Prospectus Directive and which includes authorised discretionary asset managers acting for the account of retail investors under a discretionary investment management contract) in The Netherlands; or

(b)	standard logo and exemption wording is disclosed as required by article 5:20(5) of the Dutch Financial Supervision Act (Wet op het financieel toezicht, the “FSA”); or

(c)	such offer is otherwise made in circumstances in which article 5:20(5) of the FSA is not applicable,

provided that no such offer of debt securities shall require the Issuer or any selling agent, underwriter or dealer to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive. For the purposes of this provision, the expressions (i) an “offer of debt securities to the public” in The Netherlands in relation to any debt securities; and (ii) “Prospectus Directive,” have the meaning given to them above in the paragraph headed with “Public Offer Selling Restriction Under the Prospectus Directive.”

LEGAL MATTERS

Davis Polk & Wardwell LLP will pass upon the validity of the debt securities and the related guarantees and will rely as to all matters of Dutch law on the opinion of Clifford Chance LLP.  Each of Davis Polk & Wardwell LLP and Clifford Chance LLP has in the past represented RBS Holdings and its affiliates, including us, and continues to represent RBS Holdings and its affiliates on a regular basis and in a variety of matters.

EXPERTS

The consolidated financial statements of RBS Holdings N.V. incorporated in this prospectus by reference from RBS Holdings N.V.’s Annual Report on Form 20-F filed with the SEC on March 30, 2011 have been audited by Deloitte Accountants B.V., an independent registered public accounting firm, as stated in their report incorporated in this prospectus by reference on Form 20-F/A filed with the SEC on April 5, 2011.  Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES

We and RBS Holdings are organized under the laws of The Netherlands and the members of our and RBS Holdings’ Supervisory Board, and our and RBS Holdings’ Managing Board are residents of The Netherlands or other countries outside the United States. Although we and some of our affiliates have substantial assets in the United States, substantially all of our and RBS Holdings’ assets and the assets of the members of the respective Supervisory Boards and Managing Boards are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us, RBS Holdings or these persons or to enforce against us, RBS Holdings or these persons judgments of U.S. courts predicated upon the civil liability provisions of U.S. securities laws. The United States and The Netherlands do not currently have a treaty providing for reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon U.S. federal securities laws, would not be enforceable in The Netherlands. However, if the party in whose favor such judgment is rendered brings a new suit in a competent court in The Netherlands, that party may submit to a Dutch court the final judgment which has been rendered in the United States, in which case the Dutch court may give such effect to this judgment as it deems appropriate. If the Dutch court finds that the jurisdiction of the federal or state court in the United States has been based on grounds that are internationally acceptable and that the final judgment concerned results from proceedings compatible with Dutch concepts of due process, to the extent that the Dutch court is of the opinion that reasonableness and fairness so require, the Dutch court would, in principle, under current practice, recognize the final judgment that has been rendered in the United States and generally grant the same claim without relitigation on the merits, unless the consequences of the recognition of such judgment contravene public policy in The Netherlands or conflicts with an existing Dutch judgment.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Officers and Directors.

RBS Holdings N.V. and The Royal Bank of Scotland N.V.

The Articles of Association of RBS Holdings N.V. and The Royal Bank of Scotland N.V. contain no provisions under which any member of the supervisory board or the managing board or any officer of the respective registrants is indemnified in any manner against any liability which he or she may incur in the capacity as such. However, the Articles of Association of the respective registrants provide that the annual accounts shall be adopted at the shareholders meeting of the respective registrants and that the shareholders meeting shall make all decisions regarding the discharge of the members of the respective registrants’ managing board and supervisory board in respect of their management and supervision respectively. Under Dutch law, this discharge is not absolute and would not be effective as to any matters not disclosed to the respective registrants’ shareholders.  Furthermore, this discharge may not set aside general rules regarding liability of the members of the respective managing boards with regard to the proper fulfillment of their task. Certain officers and members of the supervisory board and the managing board of the respective registrants are, to a limited extent, insured under an insurance policy against damages resulting from their conduct when acting in their capacities as such.

Item 9. Exhibits.

Reference is made to the Exhibit Index included herewith which is incorporated herein by reference.

Item 10. Undertakings.

(1)      The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of RBS Holdings’ annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 8 of this Registration Statement, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(3)     The undersigned registrants hereby undertake:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (3)(a)(i), (3)(a)(ii) and (3)(a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrants include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(e)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(f)	That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, RBS Holdings N.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Amsterdam, The Netherlands, as of the 24th day of February, 2012.

RBS Holdings N.V.

By:	/s/ Jan de Ruiter
	Name:	Jan de Ruiter
	Title:	Chairman of the Managing Board

By:	/s/ Pieter van der Harst
	Name:	Pieter van der Harst
	Title:	Member of the Managing Board

By:	/s/ Peter Fijn van Draat
	Name:	Peter Fijn van Draat
	Title:	Company Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints James Esposito, Robert Hammer, Chuin Lee, William Malpica, Dimitris Markopoulos and Patrick Stiefel, his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement (any of which amendments may make such changes and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate) and to file the same, with all exhibits thereto, and any other documents that may be required in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of RBS Holdings N.V. and in the capacities indicated as of the 24th day of February, 2012.

Signature	Title

/s/ Jan de Ruiter	Chairman of the Managing Board
Jan de Ruiter	Chief Executive Officer

/s/ Pieter van der Harst	Member of the Managing Board
Pieter van der Harst	Chief Financial Officer

/s/ Jeroen Kremers	Vice Chairman of the Managing Board
Jeroen Kremers	Chief Risk Officer

/s/ Michael Geslak	Member of the Managing Board
Michael Geslak	Chief Administrative Officer

Signature	Title

/s/ Richard Hemsley	Member of the Managing Board
Richard Hemsley	Head of Global Transaction Services

AUTHORIZED REPRESENTATIVE

By:	/s/ Prabhat Vira
Name: Prabhat Vira

Date: February 24, 2012

as the duly authorized representative of RBS Holdings N.V. in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, The Royal Bank of Scotland N.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Amsterdam, The Netherlands, as of the 24th day of February, 2012.

The Royal Bank of Scotland N.V.

By:	/s/ Jan de Ruiter
	Name:	Jan de Ruiter
	Title:	Chairman of the Managing Board

By:	/s/ Pieter van der Harst
	Name:	Pieter van der Harst
	Title:	Member of the Managing Board

By:	/s/ Peter Fijn van Draat
	Name:	Peter Fijn van Draat
	Title:	Company Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints James Esposito, Robert Hammer, Chuin Lee, William Malpica, Dimitris Markopoulos and Patrick Stiefel, his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement (any of which amendments may make such changes and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate) and to file the same, with all exhibits thereto, and any other documents that may be required in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of The Royal Bank of Scotland N.V. and in the capacities indicated as of the 24th day of February, 2012.

Signature	Title

/s/ Jan de Ruiter	Chairman of the Managing Board
Jan de Ruiter	Chief Executive Officer

/s/ Pieter van der Harst	Member of the Managing Board
Pieter van der Harst	Chief Financial Officer

/s/ Jeroen Kremers	Vice Chairman of the Managing Board
Jeroen Kremers	Chief Risk Officer

/s/ Michael Geslak	Member of the Managing Board
Michael Geslak	Chief Administrative Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of The Royal Bank of Scotland N.V. and in the capacities indicated as of the 24th day of February, 2012.

Signature	Title

/s/ Richard Hemsley	Member of the Managing Board
Richard Hemsley	Head of Global Transaction Services

AUTHORIZED REPRESENTATIVE

By:	/s/ Prabhat Vira
Name: Prabhat Vira

Date: February 24, 2012

as the duly authorized representative of The Royal Bank of Scotland N.V. in the United States

EXHIBIT INDEX

1.1
U.S. Distribution Agreement relating to senior debt securities issued by ABN AMRO Bank N.V., incorporated by reference to Exhibit 1.1 to the Registrants’ Registration Statement filed on Form F-3 (File Nos. 333-162193 and 333-162193-01) on September 29, 2009.

1.2
Agent Accession Letter dated as of September 14, 2009 between ABN AMRO Bank N.V., ABN AMRO Holding N.V. and RBS Securities Inc. relating to the U.S. Distribution Agreement, incorporated by reference to Exhibit 1.2 to the Registrants’ Registration Statement filed on Form F-3 (File Nos. 333-162193 and 333-162193-01) on September 29, 2009.

1.3
Letter Agreement dated as of September 29, 2009 between ABN AMRO Bank N.V., ABN AMRO Holding N.V. and RBS Securities Inc. relating to the U.S. Distribution Agreement, incorporated by reference to Exhibit 1.3 to the Registrants’ Registration Statement filed on Form F-3 (File Nos. 333-162193 and 333-162193-01) on September 29, 2009.

4.1
Indenture, dated as of September 15, 2006, among ABN AMRO Bank N.V., as issuer, ABN AMRO Holding N.V., as guarantor, Citibank, N.A., as securities administrator and Wilmington Trust Company, as trustee, incorporated by reference to Exhibit 4.1 to the Registrants’ Registration Statement filed on Form F-3 (File Nos. 333-162193 and 333-162193-01) on September 29, 2009.

4.2
Form of ABN AMRO Bank N.V. Senior Note, incorporated by reference to Exhibit 4.12 to the Registrants’ Registration Statement filed on Form F-3 (File Nos. 333-137691 and 333-137691-02) on September 29, 2006.

5.1	Opinion of Clifford Chance LLP as to the validity of the debt securities of The Royal Bank of Scotland N.V. and the debt securities guarantees of RBS Holdings N.V. (Dutch law)

5.2	*Opinion of Davis Polk & Wardwell LLP as to the validity of the debt securities of The Royal Bank of Scotland N.V. and the debt securities guarantees of RBS Holdings N.V.

23.1	Consent of Deloitte Accountants B.V.

23.3	Consent of Clifford Chance LLP (included in Exhibit 5.1)

23.4	*Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.2)

24.1	Powers of Attorney (included on the signature pages)

25.1	*Statement of Eligibility of Wilmington Trust Company.

* To be filed by amendment.

EXH-I-1